UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Earliest Event Reported : April 14, 2020

PENN NATIONAL GAMING, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania (State or Other Jurisdiction of Incorporation)	0-24206 (Commission File Number)	23-2234473 (IRS Employer Identification No.)

825 Berkshire Blvd., Suite 200

Wyomissing, PA 19610

(Address of principal executive offices including Zip Code)

Registrant's telephone number, including area code 610-373-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	PENN	The Nasdaq Stock Market LLC

Item 1.01.	Entry into a Material Definitive Agreement.

Completion of Tropicana Las Vegas Real Estate Transactions

As previously disclosed, on March 27, 2020, Penn National Gaming, Inc., a Pennsylvania corporation (“Penn National” or the “Company”), entered into a binding term sheet (the “Term Sheet”) with Gaming and Leisure Properties, Inc., a Pennsylvania corporation (“GLPI”). The majority of the real estate assets used in the Company’s operations are subject to triple net master leases with GLPI.

On April 16, 2020, pursuant to the Term Sheet, the Company and certain of its subsidiaries entered into a Purchase Agreement (the “Tropicana Purchase Agreement”) with GLPI and certain of its subsidiaries pursuant to which GLPI and its subsidiaries acquired the real property associated with the Company’s Tropicana Las Vegas Casino Hotel Resort (the “Tropicana Property”) from the Company and its subsidiaries for rent credits of $307.5 million, which may be utilized to pay rent under the parties’ existing leases beginning in May 2020. Pursuant to the Tropicana Purchase Agreement, GLPI will conduct a sale process with respect to the Tropicana Property and the casino and hotel business operated on the Tropicana Property (the “Tropicana Business”) for up to 24 months (the “Sale Period”), with Penn National receiving (i) 75% of the proceeds above $307.5 million plus certain taxes, expenses and costs if an agreement for such sale is executed in the first 12 months of the Sale Period or (ii) 50% of the proceeds above $307.5 million plus certain taxes, expenses and costs if an agreement for such sale is executed in the remainder of the Sale Period, in each case, subject to the terms and conditions set forth in the Tropicana Purchase Agreement.

On April 16, 2020, a subsidiary of the Company entered into a lease (the “Tropicana Lease”) with a subsidiary of GLPI, pursuant to which such Company subsidiary will lease the Tropicana Property for nominal rent and continue to operate the Tropicana Business for two years (subject to three one-year extensions at GLPI’s option) or until the Tropicana Property and the Tropicana Business are sold, whichever is earlier.

The descriptions of the Tropicana Purchase Agreement and the Tropicana Lease set forth under this Item 1.01 are qualified in their entirety by reference to the Tropicana Purchase Agreement and the Tropicana Lease, copies of which are attached hereto as Exhibits 2.1 and 2.2, respectively, and incorporated herein by reference.

Credit Agreement Amendment

On April 14, 2020 (the “Amendment Effective Date”), Penn National entered into that certain Second Amendment (the “Amendment Agreement”), by and among the Company, the guarantors party thereto, the lenders party thereto and Bank of America, N.A., as letter of credit lender, swingline lender, administrative agent and collateral agent, amending that certain Amended and Restated Credit Agreement, dated as of January 19, 2017 (as amended, amended and restated, supplemented or otherwise modified from time to time prior to the Amendment Effective Date, the “Existing Credit Agreement”, and as amended pursuant to the Amendment Agreement, the “Amended Credit Agreement”), governing its senior secured revolving credit facility (the “Revolving Credit Facility”), senior secured term loan A facility (the “Term Loan A Facility”) and senior secured term loan B facility (collectively, the “Credit Facilities”).

The Amendment Agreement amends the Existing Credit Agreement to provide for certain modifications (the “Amendments”) to the Existing Credit Agreement. During the period (the “Covenant Relief Period”) beginning on the Amendment Effective Date and ending on the earlier of (x) the date that is two business days after the date on which the Company delivers to the administrative agent a covenant relief period termination notice and (y) the date on which the administrative agent receives a compliance certificate with respect to the fiscal quarter ending March 31, 2021, the Company will not have to comply with any maximum leverage ratio or minimum interest coverage ratio. Instead, during the Covenant Relief Period, the Company will be subject to a minimum liquidity covenant. In addition, the Amendments, among other things, (i) amend the financial covenants that are applicable after the Covenant Relief Period (ii) provide that, during the Covenant Relief Period, loans under the Revolving Credit Facility and the Term Loan A Facility shall bear interest at either (a) a base rate or (b) an adjusted LIBOR rate, in each case, plus an applicable margin, in the case of base rate loans, of 2.00%, and in the case of adjusted LIBOR rate loans, of 3.00%, (iii) provide that, during the Covenant Relief Period, the Company shall pay a commitment fee on the unused portion of the commitments under the Revolving Credit Facility at a rate of 0.50% per annum, (iv) provide for a 0.75% LIBOR floor applicable to all LIBOR loans under the Credit Facilities, (v) carve out COVID-19 related effects from certain terms of the Credit Facilities during the Covenant Relief Period and (vi) make certain other changes to the covenants and other provisions of the Existing Credit Agreement.

The description of the Amendment Agreement set forth under this Item 1.01 is qualified in its entirety by reference to the Amendment Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under the heading “Credit Agreement Amendment” in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On April 20, 2020, Penn National furnished a letter to provide an update on the Company’s response to the ongoing coronavirus pandemic. A copy of the letter is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in Item 7.01 of this Current Report on Form 8-K shall not be incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

2.1	Purchase Agreement, dated as of April 16, 2020, by and among Tropicana Las Vegas, Inc., Penn National Gaming, Inc., GLP Capital, L.P., Gold Merger Sub, LLC, PA Meadows, LLC, Tropicana LV LLC and, solely for the purposes set forth therein, Gaming and Leisure Properties, Inc.*
2.2	Lease, dated as of April 16, 2020, by and among Tropicana Land LLC and Tropicana Las Vegas, Inc.*
10.1	Second Amendment, dated as of April 14, 2020, by and among Penn National Gaming, Inc., the guarantors party thereto, the lenders party thereto and Bank of America, N.A., as letter of credit lender, swingline lender, administrative agent and collateral agent.
99.1	Letter dated April 20, 2020 of Penn National Gaming, Inc. (furnished under Item 7.01)

* Annexes, schedules and/or exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Penn National agrees to furnish supplementally a copy of any omitted attachment to the SEC on a confidential basis upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 20, 2020

PENN NATIONAL GAMING, INC.

By:	/s/ Carl Sottosanti
Carl Sottosanti
Executive Vice President, General Counsel and Secretary